EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Allstar Systems, Inc. on Form S-8 of our report dated March 26, 1997 on the financial statements of Allstar Systems, Inc. for the three years in the period ended December 31, 1996 appearing in Registration Statement No. 333-09789 on Form S-1 of Allstar Systems, Inc.

Deloitte & Touche LLP
Houston, Texas

November 24, 1997